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Exhibit 21.1

JDS Uniphase Corporation
List of Legal Entities
as of June 28, 2014

Name of Entity		State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	Acterna LLC	Delaware
2	Acterna WG International Holdings LLC	Delaware
3	Arieso Inc.	Delaware
4	da Vinci Systems LLC	Delaware
5	E20 Communications Inc.	Delaware
6	JDS Uniphase Corporation	Delaware
7	JDSU Acterna Holdings LLC	Delaware
8	JDSU Label LLC	California
9	JDSU Optical Corporation	Massachusetts
10	Lightwave Electronics Corporation	California
11	NI Holdings I, Inc.	Delaware
12	NI Holdings II, Inc.	Delaware
13	Network Instruments, LLC	Minnesota
14	OPKOR, Inc.	New York
15	Optical Coating Laboratory, LLC	Delaware
16	Ramar Corporation	Massachusetts
17	SDL Optics, Inc.	Delaware
18	SDL PIRI, Inc.	Delaware
19	Test-Um, Inc.	California
20	Time-Bandwidth Products, Inc.	Delaware
21	TTC Federal Systems, Inc.	Delaware
22	TTC International Holdings Inc.	Delaware
INTERNATIONAL
23	Acterna France SAS	France
24	Arieso Espana S.L. Unipersonal	Spain
25	Arieso Limited	United Kingdom
26	da Vinci Technologies Pte Ltd.	Singapore
27	Dynatech Hong Kong Limited	Hong Kong
28	Flex Co., Ltd.	Beijing
29	JDS Uniphase (Barbados) Inc.	Barbados
30	JDS Uniphase (Israel) Limited	Israel
31	JDS Uniphase Asia Ltd.	Hong Kong
32	JDS Uniphase Canada Ltd	Canada
33	JDS Uniphase France, S.A.S.	France
34	JDS Uniphase Inc.	Canada
35	JDS Uniphase KK	Japan
36	JDS Uniphase Nova Scotia Company	Canada
37	JDS Uniphase Singapore Pte Limited	Singapore
38	JDSU (Beijing) Ltd	Beijing
39	JDSU (Greater China) Ltd	Hong Kong
40	JDSU (Hong Kong) Ltd.	Hong Kong
41	JDSU AOT (Suzhou) Ltd	China
42	JDSU Australia Pty Ltd.	Australia

Name of Entity		State or Other Jurisdiction of Incorporation or Organization
43	JDSU Austria GmbH	Austria
44	JDSU Benelux B.V.	Netherlands
45	JDSU Communication Technology (Shenzhen) Co. Ltd	China
46	JDSU de Mexico S.A. de C.V.	Mexico
47	JDSU Deutschland GmbH	Germany
48	JDSU do Brasil Ltda. & Cia	Brazil
49	JDSU Haberlesme Test ve Ölçüm Teknolojileri Tic. Ltd. Sti.	Turkey
50	JDSU Holdings GmbH	Germany
51	JDSU India Pvt. Ltd.	India
52	JDSU International GmbH	Germany
53	JDSU Italia s.r.l.	Italy
54	JDSU Korea Ltd	Korea
55	JDSU Malaysia Sdn Bhd	Malaysia
56	JDSU Nordic AB	Sweden
57	JDSU Polska Sp.z.o.o.	Poland
58	JDSU Schweiz AG	Switzerland
59	JDSU Spain S.A.	Spain
60	JDSU T&M Japan KK	Japan
61	JDSU T&M Singapore Pte Ltd	Singapore
62	JDSU UK Ltd.	United Kingdom
63	JDSU Ultrafast Lasers AG	Switzerland
64	JDSU World Holdings GmbH & Co. KG	Germany
65	Network Instruments UK Limited	United Kingdom
66	TTC Asia Pacific Ltd.	Hong Kong

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  Exhibit 21.1
JDS Uniphase Corporation List of Legal Entities as of June 28, 2014